UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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iGATE Corporation

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Explanatory Note

iGATE Corporation, a Pennsylvania corporation (the “Company”), is amending its definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on March 26, 2013 (the “Original Proxy Statement”), in order to properly reflect that Ms. Naomi O. Seligman is a member of the Nominating and Corporate Governance and Audit Committees of the Company’s Board of Directors, rather than the Nominating and Corporate Governance and Compensation Committees, as inadvertently reflected in the Original Proxy Statement. This Amendment amends the following sections of the Original Proxy Statement, which are set forth herein in their entirety: Board Committees and Meetings (pp. 9-12 of the Original Proxy Statement); Compensation Committee Report (p. 29 of the Original Proxy Statement); and Report of the Audit Committee (p. 41 of the Original Proxy Statement). For ease of identifying the revisions being made to these sections hereby, newly added language has been double underscored and deleted language has been struck through. Except as expressly set forth herein, the remainder of the Original Proxy Statement remains unchanged.

BOARD COMMITTEES AND MEETINGS

During 2012, the Board of Directors met seven (7) times. All of the directors attended or participated in more than 98% of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which each such director served during 2012. It is our policy that Director attendance at Annual Meetings is encouraged but not required. This policy is part of our Corporate Governance Guidelines, which are available on the Company’s website at http://ir.igate.com/investors/governance.cfm. Nine (9) directors then in office attended the 2012 Annual Meeting of shareholders.

The Board of Directors has determined that all directors, other than Messrs. Wadhwani, Trivedi and Murthy, are independent under both the independence criteria for directors established by NASDAQ and the independence criteria adopted by the Board of Directors. The independence criteria adopted by the Board of Directors are set forth in the Board’s Corporate Governance Guidelines, which are available on the Company’s website at http://ir.igate.com/investors/governance.cfm.

The Company has three (3) standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each of these committees has a written charter approved by the Board of Directors. A copy of each charter can be found on the Company’s website at http://ir.igate.com/investors/governance.cfm.

The Board has determined that the Chairs and all members of each of these standing committees are independent under applicable NASDAQ and SEC rules for committee memberships. The independent directors meet regularly without management present.

Audit Committee

The Board has an Audit Committee currently consisting of Messrs. McGuinn, Lindahl, and Murin and Ms. Seligman, and chaired by Mr. McGuinn. On April 13, 2012, Mr. McGuinn was appointed as the Chairman of the Audit Committee in place of Mr. J. Gordon Garrett, who retired from the Board on April 13, 2012. Ms. Seligman was appointed to the Audit Committee on September 17, 2012. Each member of this committee is an independent director under the criteria adopted by the Board of Directors and under applicable NASDAQ and SEC rules for committee memberships. The Board has determined that Mr. McGuinn is an “audit committee financial expert” as defined in the applicable SEC rules. The Audit Committee’s duties include selecting the independent accountants to audit the Company’s financial statements, reviewing the scope and results of the independent auditors’ activities and the fees proposed and charged for such activities, reviewing the adequacy of internal controls, reviewing the scope and results of internal audit activities, and reporting the results of the committee’s activities to the full Board. Our Audit Committee also reviews and approves certain related-party transactions as required by the rules of NASDAQ. The Audit Committee met four (4) times during 2012.

Compensation Committee

The Board has a Compensation Committee currently consisting of Messrs. Dunbar, McGuinn, Lindahl, and Nathoo ~~and Seligman~~ and chaired by Mr. Dunbar. Each member of this committee is an independent director as determined under applicable NASDAQ listing standards, an “outside director” as defined in section 162(m) of the Internal Revenue Code and a “non-employee director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Compensation Committee is responsible for reviewing and approving matters involving the compensation of directors and named executive officers of the Company, periodically reviewing management development plans, administering the incentive compensation plans and making recommendations to the full Board on these matters. The Compensation Committee met four (4) times in 2012. On April 13, 2012, Mr. Dunbar was appointed as the Chairman of the Compensation Committee in place of Mr. McGuinn. ~~Ms. Seligman was appointed to the Compensation Committee on September 27, 2012.~~

The Compensation Committee retained Hewitt Associates, LLC (“Hewitt”) in 2011 to develop a new compensation program for our independent directors. In connection with its engagement, Hewitt developed, and, on January 25, 2012, the Compensation Committee approved, a new compensation program for our independent directors. The fees paid to Hewitt in connection with these services did not exceed $120,000 in fiscal 2011 or 2012 and neither Hewitt nor any of its affiliates provided any other additional services to the Company or its affiliates in fiscal 2012.

Mercer LLC (“Mercer”) developed the Company’s 2011 aspirational long-term incentive plan to focus executives on driving the Company to higher performance standards. The 2011 aspirational long-term incentive plan was approved by the Compensation Committee on March 14, 2011 and is still in effect for existing directors. The fees paid to Mercer in connection with these services did not exceed $120,000 in fiscal 2011 or 2012 and neither Mercer nor any of its affiliates provided any other additional services to the Company or its affiliates in fiscal 2012.

For a discussion of the Compensation Committee’s processes and procedures for the consideration and determination of executive and director compensation, the scope of the Compensation Committee’s authority, the extent to which the Compensation Committee may delegate authority to the Company’s President and Chief Executive Officer, the role of executive officers in determining or recommending the amount or form of executive and director compensation, and the engagement of compensation consultants, please refer to the “COMPENSATION DISCUSSION AND ANALYSIS” section in this Proxy Statement.

Compensation Committee Interlocks and Insider Participation

As of December 31, 2012, the Compensation Committee consisted of Messrs. Dunbar, McGuinn, Lindahl, and Nathoo ~~and Seligman~~. On April 13, 2012, Mr. Dunbar was appointed as the Chairman of the Compensation Committee in place of Mr. McGuinn. ~~Ms. Seligman was appointed to the Compensation Committee on September 27, 2012.~~ No member of this Committee was at any time during the 2012 fiscal year or at any prior time an officer or employee of the Company, and no member had any relationships with the Company requiring disclosure under Item 404 of Regulation S-K of the Exchange Act during any such period. No executive officer of the Company has served as a director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director or member of the Compensation Committee of the Company.

Nominating and Corporate Governance Committee

The Board has a Nominating and Corporate Governance Committee currently consisting of Messrs. Lindahl, Dunbar, Nathoo and Ms. Seligman and chaired by Mr. Lindahl. On September 17~~27~~, 2012, Ms. Seligman was appointed to the Nominating and Corporate Governance Committee. All members of the Nominating and Corporate Governance Committee are independent directors under applicable NASDAQ listing standards. The Nominating and Corporate Governance Committee is responsible for recommending to the full Board of Directors candidates for election to the Board of Directors and for overseeing and making recommendations to the Board of Directors on all corporate governance matters. The Nominating and Corporate Governance Committee will consider director candidates proposed by shareholders. To recommend a prospective nominee for the Nominating and Corporate Governance Committee’s consideration, shareholders should submit the candidate’s name and qualifications to the Company’s Secretary in writing to the following address: iGATE Corporation, Attn: Corporate Secretary, 6528 Kaiser Drive, Fremont, CA 94555. The Company’s Third Amended and Restated Articles of Incorporation address the proper submission of a person to be nominated and sets forth the proper form for a notice of nomination. Please refer to the “2013 SHAREHOLDER PROPOSALS OR NOMINATIONS” section in this document for a summary of the procedures to request a person(s) to be nominated for election as a director of the Company.

The minimum qualifications and specific qualities and skills required for directors are set forth in Section III of the Nominating and Corporate Governance Committee’s charter and Section 5 of our Corporate Governance Guidelines. The Nominating and Corporate Governance Committee considers and evaluates all potential candidates in the same manner regardless of the source of the recommendation or nomination. As part of this process, the Nominating and Corporate Governance Committee ensures that the Board of Directors consists of individuals from diverse educational and professional experiences and backgrounds who, collectively, provide meaningful counsel to management. The Nominating and Corporate Governance Committee conducts appropriate and necessary inquiries into the background and qualifications of possible candidates before any such candidates are evaluated by the Board of Directors. This assessment includes consideration of a candidate’s background, skills, personal characteristics and business experience as well as a consideration of Board diversity and Board needs. In selecting a director nominee, the Nominating and Corporate Governance Committee focuses on skills, expertise or background that would complement the existing Board, recognizing that the Company’s businesses and operations are diverse and global in nature. Our directors come from diverse backgrounds, with experience as managers and directors of industrial, non-profit and governmental entities. The Nominating and Corporate Governance Committee met four (4) times in 2012.

Corporate Governance Guidelines and Code of Conduct

The Board of Directors has adopted a set of Corporate Governance Guidelines, and the Nominating and Corporate Governance Committee is responsible for overseeing these guidelines and reporting and making recommendations to the Board of Directors concerning corporate governance matters. The Corporate Governance Guidelines are posted on the Company’s web site at http://ir.igate.com/investors/governance.cfm.

The Board of Directors has adopted a Code of Conduct, which serves as the Company’s code of ethics applicable to all employees, including its principal executive officer, principal financial officer, principal accounting officer or controller, and any other persons performing similar functions, as well as to the independent directors with regard to their Company-related activities. The Code of Conduct is posted on the Company’s website at http://ir.igate.com/investors/governance.cfm. The Company intends to disclose any changes in or waivers from its Code of Conduct by posting such information on its website or by filing a Form 8-K.

Board Leadership Structure

The Company’s policy as to whether the same person should serve as both the Chief Executive Officer and Chairman is based on the practice that best serves the Company’s needs at any particular time. In April 2008, Mr. Wadhwani resigned as Chief Executive Officer and Mr. Trivedi resigned as President and Mr. Murthy was concurrently appointed to serve as our President and Chief Executive Officer. Both Mr. Wadhwani and Mr. Trivedi continue to serve as Co-Chairmen of the Board. The Board believes that its current leadership structure, with Messrs. Wadhwani and Trivedi serving as Co-Chairmen and Mr. Murthy serving as the President and Chief Executive Officer, best serves the objectives of the Board’s oversight of management, the ability of the Board to carry out its roles and responsibilities on behalf of the shareholders, and the Company’s overall corporate governance. The Board also believes that the current separation of the Chairman and Chief

Executive Officer is appropriate given each of their respective past experiences. The Board periodically reviews the leadership structure and may make changes in the future.

The Role of the Board in Risk Oversight

In its oversight role, the Board of Directors annually reviews the Company’s strategic plan, which addresses, among other things, the risks and opportunities facing the Company. The Board also has overall responsibility for executive officer succession planning and reviews succession plans each year. The Board has delegated certain risk management responsibility to the Board committees. As part of the responsibilities set forth in its charter, the Audit Committee is responsible for discussing with management the Company’s major financial risk exposures and the steps management has taken to monitor and control those exposures, including the Company’s risk assessment and risk management policies. In this regard, the Company’s Chief Financial Officer prepares annually a comprehensive risk assessment report and reviews that report with the Audit Committee each year. This report identifies the material business risks (including strategic, operational, financial reporting and compliance risks) for the Company as a whole, as well as for each business unit and corporate common services, and identifies the controls that respond to and mitigate those risks. The Company’s management regularly evaluates these controls, and the Chief Financial Officer periodically reports to the Audit Committee regarding their design and effectiveness. The Audit Committee also receives periodic reports directly from the internal auditors of the Company and updates from the Corporate Secretary on the Company’s corporate governance compliance at each of its meetings. While the Audit Committee has primary responsibility for overseeing enterprise risk management, each of the other Board committees also considers risk within its area of responsibility. The Nominating and Corporate Governance Committee reviews legal and regulatory compliance risks as they relate to corporate governance structure and processes, and the Compensation Committee reviews risks related to compensation matters. Each of these committees regularly report to the full Board.

Communications from Shareholders to the Board of Directors

The Board of Directors recommends that shareholders initiate any communications with the Board of Directors by e-mail or in writing and send them in care of the Corporate Secretary. Shareholders can send communications directly to the Board of Directors by e-mail to corporatesecretary@igate.com, by fax to 510-896-3010, or by mail to Mr. Mukund Srinath, Corporate Secretary, iGATE Corporation, 6528 Kaiser Drive, Fremont, CA 94555. This centralized process will assist the Board of Directors in reviewing and responding to shareholder communications in an appropriate manner. The name of any specific director recipient should be noted in the communication. The Board of Directors has instructed the Corporate Secretary to forward such correspondence only to the intended recipients; however, the Board of Directors has also instructed the Corporate Secretary, prior to forwarding any correspondence, to review such correspondence and, in his discretion, not to forward any abusive, threatening or otherwise inappropriate materials. In such cases, some of that correspondence may be forwarded elsewhere in the Company for review and possible response.

The following Compensation Committee Report is not considered proxy solicitation material and is not deemed filed with the SEC . Notwithstanding anything to the contrary set forth in any of our previous filings made under the Securities Act of 1933, as amended, or under the Exchange Act, that might incorporate future filings made by the Company under those statutes, the Compensation Committee Report will not be incorporated by reference into any such prior filings or into any future filings made by the Company under those statutes.

COMPENSATION COMMITTEE REPORT

The Compensation Committee reviewed this Compensation Discussion and Analysis and discussed its contents with Company management. Based on this review and discussion, the Compensation Committee has recommended to the Board that this Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee

W. Roy Dunbar, Chairman

Martin G. McGuinn

Göran Lindahl

~~Naomi O. Seligman~~

Salim Nathoo

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has furnished the following report:

The Audit Committee of the Board of Directors is composed of four ~~three~~ members: Martin G. McGuinn, Göran Lindahl, Naomi O. Seligman and Joseph J. Murin. All of the members are independent directors under the NASDAQ and SEC audit committee structure and membership requirements. The Audit Committee has certain duties and powers as described in its written charter adopted by the Board of Directors. A copy of the charter can be found on the Company’s website at http://ir.igate.com/investors/governance.cfm. The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. In addition, the Audit Committee selects the Company’s independent public accountants. If the Company wishes to engage the Company’s independent public accountants for any non-audit service projects prior to an Audit Committee meeting, the Company’s management may request the Audit Committee Chairman’s prior approval. All non-audit services approved by the Audit Committee Chairman will be included in the agenda at the next regularly scheduled Audit Committee meeting for ratification by the Audit Committee. The Audit Committee has concluded that the provision of non-audit services is compatible with maintaining the accountants’ independence.

Management is responsible for the Company’s internal controls and the financial reporting process. The independent public accountants are responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted accounting standards and to issue a report thereon. The committee’s responsibility is to oversee these processes.

In this context, the committee has met and held discussions with management and the independent public accountants. Management represented to the committee that the Company’s financial statements were prepared in accordance with generally accepted accounting principles, and the committee has reviewed and discussed the audited financial statements with management and the independent public accountants. The committee discussed with the independent public accountants the matters required to be discussed by Statement on Auditing Standards No. 114 (The Auditor’s Communication With Those Charged with Governance).

During 2011 and 2012, Company management documented, tested and evaluated the Company’s internal control over financial reporting pursuant to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. The Audit Committee was kept apprised of the Company’s progress by management and the Company’s independent registered public accountants at each regularly scheduled committee meeting as well as at specially-scheduled meetings. At the conclusion of the assessment, management provided the Audit Committee with its report on the effectiveness of the Company’s evaluation that was included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012. Company management concluded that the Company did maintain effective internal control over financial reporting on December 31, 2012.

In addition, the committee has discussed with the independent public accountants the auditor’s independence from the Company and its management and has received the written disclosures and the letter from the independent accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence.

The committee discussed with the Company’s independent public accountants the overall scope and plans for their audits. The Committee meets with the independent public accountants, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Based upon the committee’s discussions with management and independent public accountants and the committee’s review of the representations of management and the report of the independent public accountants to the committee, the committee recommended that the Board include the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 to be filed with the SEC.

Respectfully submitted,

The Audit Committee

Martin G. McGuinn

Göran Lindahl

Naomi O. Seligman

Joseph J. Murin